Exhibit 99.2

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PENNFED FINANCIAL SERVICES, INC.

			For	Against	Abstain
SPECIAL MEETING OF STOCKHOLDERS- , 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	1.	Approval of the merger (the “Merger”) of PennFed Financial Services, Inc. (“PennFed”) with and into New York Community Bancorp, Inc. (“New York Community”) pursuant to the Agreement and Plan of Merger, dated as of November 2, 2006, by and between New York Community and PennFed.	☐	☐	☐
The undersigned hereby appoints or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, a shares of common stock of PennFed Financial Services, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at on , 2007 at m local time or any adjournment or postponement thereof, on the following matters:			For	Against	Abstain
	2.	Approval of a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to	☐	☐	☐
approve the Merger.

	3.	In their discretion, on such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS NUMBER 1 AND 2.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above

é  Detach above card, sign, date and mail in postage paid envelope provide.  é

PENNFED FINANCIAL SERVICES INC.

622 Eagle Rock Avenue

West Orange, New Jersey 07052

Please sign exactly as name appears above. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN

THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED